EXHIBIT 3.2

                           MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202            FOR OFFICE USE ONLY
                                 (303) 894-2251
MUST BE TYPED                  FAX (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                               ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED                 TO THE
SELF-ADDRESSED ENVELOPE      ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Triangle, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on Friday February 7, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

___   No shares have been issued or Directors Elected - Action by Incorporators

___   No shares have been issued but Directors Elected - Action by Directors

___ Such amendment was adopted by the board of directors where shares have been issued.

 XX   Such amendment was adopted by a vote of the shareholders.  The number of
----  shares voted for the amendment was sufficient for approval.

    Article I. The name of the corporation shall be PetHealth Systems, Inc.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

        Each 200 issued and outstanding shares of Common Stock shall be converted into 1 share of issued and outstanding Common Stock (1 for 200 reverse stock split).

If these amendments are to have a delayed effective date, please list that date:
Not applicable.  (Not to exceed ninety (90) days from the date of filing)
---------------

                                 Triangle, Inc.


                           By:   s/Robert K. Ellis
                                 --------------------------
                                 Robert K. Ellis, President